As filed with the Securities and Exchange Commission on January 3, 2013

Registration Nos. 333-129733, 333-103888, 333-06378, 333-152662, 333-129640, 333-157729, 333-145041, 333-108149

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129733

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103888

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-06378

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152662

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129640

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157729

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145041

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108149

WPP plc

(Exact name of registrant as specified in its charter)

JERSEY	NONE
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 Farm Street

London W1J 5RJ

Telephone: 011-44-20-7408-2204

(Address of principal executive offices)

WPP WORLDWIDE OWNERSHIP PLAN

WPP EXECUTIVE STOCK OPTION PLAN

WPP 2005 WORLDWIDE OWNERSHIP PLAN

WPP 2005 EXECUTIVE STOCK OPTION PLAN

WPP 2008 WORLDWIDE OWNERSHIP PLAN

WPP 2008 EXECUTIVE STOCK OPTION PLAN

WPP RESTRICTED STOCK PLAN

WPP GROUP PLC ANNUAL BONUS DEFERRAL PROGRAMME

WPP GROUP PLC 2004 LEADERSHIP EQUITY ACQUISITION PLAN

24/7 MEDIA, INC. 1998 STOCK INCENTIVE PLAN

24/7 REAL MEDIA, INC. 2002 STOCK INCENTIVE PLAN

J. WALTER THOMPSON COMPANY PROFIT SHARING AND MATCHED SAVINGS PLAN

HILL AND KNOWLTON, INC. 401K MATCHED SAVINGS PLAN

THE M PLAN

OGILVY & MATHER PROFIT SHARING RETIREMENT AND 401(K) PLAN

(Full titles of the plans)

ANDREA HARRIS, ESQ.

GROUP CHIEF COUNSEL

27 Farm Street

London W1J 5RJ

(Name and address of agent for service)

011-44-20-7318-0030

(Telephone number, including area code, of agent for service)

Copy to:

CURT C. MYERS, ESQ.

DAVIS & GILBERT LLP

1740 BROADWAY

NEW YORK, N.Y. 10019

(212) 468-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registration fee was paid at the time of the original filing of the Registration Statements. Because no additional securities are being registered, no further registration fee is required.

EXPLANATORY NOTE

On October 25, 2005, WPP 2005 Limited (previously known as “WPP Group plc” and hereinafter, the “2005 Predecessor Registrant”) completed a reorganization (the “2005 Reorganization”) of its corporate structure through a scheme of arrangement pursuant to Section 425 of the Companies Act of 1985 of the United Kingdom. Ordinary shares of 10 pence each in the capital of the 2005 Predecessor Registrant are hereinafter referred to as “2005 Ordinary Shares.” As a result of the 2005 Reorganization, WPP 2008 Limited (previously known as “WPP Group plc” and hereinafter, the “2008 Predecessor Registrant”) became the new parent company of the 2005 Predecessor Registrant and its subsidiaries. In addition, pursuant to the 2005 Reorganization, holders of ordinary shares of 10 pence each in the capital of the 2005 Predecessor Registrant ceased to hold such shares and instead held ordinary shares of 10 pence each (“2008 Ordinary Shares”) in the capital of the 2008 Predecessor Registrant (“2008 Ordinary Shares”).

On November 19, 2008, the 2008 Predecessor Registrant completed a reorganization (the “2008 Reorganization”) of its corporate structure through a scheme of arrangement pursuant to Part 26 of the Companies Act of 2006 of the United Kingdom. As a result of the 2008 Reorganization, WPP 2012 Limited (hereinafter, the “2012 Predecessor Registrant”), a public limited company incorporated under the Companies (Jersey) Law 1991 (as amended) formerly known as WPP plc, became the new parent company of the 2008 Predecessor Registrant and its subsidiaries. In addition, pursuant to the 2008 Reorganization, holders of 2008 Ordinary Shares ceased to hold such shares and instead held ordinary shares of 10 pence each in the capital of the 2012 Predecessor Registrant (“2012 Ordinary Shares”).

On January 2, 2013, the 2012 Predecessor Registrant completed a reorganization (the “2012 Reorganization”) of its corporate structure through a scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991. As a result of the 2012 Reorganization, WPP plc (hereinafter, the “Registrant”), a public limited company incorporated under the Companies (Jersey) Law 1991 (as amended), became the new parent company of the 2012 Predecessor Registrant and its subsidiaries. In addition, pursuant to the 2012 Reorganization, holders of 2012 Ordinary Shares ceased to hold such shares and instead now hold ordinary shares of 10 pence each in the capital of the Registrant.

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

File No. 333-06378, filed with the Securities and Exchange Commission (the “Commission”) on January 30, 1997 by the 2005 Predecessor Registrant, pertaining to the registration of 20,000,000 2005 Ordinary Shares under the Worldwide Ownership Plan (the “Original WWOP”), as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2008 Predecessor Registrant with the Commission on November 15, 2005, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on March 5, 2009.

File No. 333-103888, filed with the Commission on March 18, 2003 by the 2005 Predecessor Registrant, pertaining to the registration of 16,003,832 2005 Ordinary Shares under The WPP Executive Stock Option Plan (the “Original ExSOP”), and as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2008 Predecessor Registrant with the Commission on November 15, 2005.

File No. 333-129733, filed with the Commission on November 16, 2005 by the 2008 Predecessor Registrant, pertaining to the registration of 1,031,230 2008 Ordinary Shares under the Original ExSOP, and as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on December 9, 2008.

File No. 333-129640, filed with the Commission on November 10, 2005 by the 2008 Predecessor Registrant, pertaining to the registration of (i) 26,000,000 2008 Ordinary Shares under the WPP Group PLC Restricted Stock Plan (the “RSP”), (ii), 2,500,000 2008 Ordinary Shares under the WPP 2005 Worldwide Ownership Plan (the “2005 WWOP”), (iii) 2,000,000 2008 Ordinary Shares under the WPP 2005 Executive Stock Option Plan (the “2005 ExSOP”), (iv) 11,000,000 2008 Ordinary Shares under the WPP Group plc 2004 Leadership Equity Acquisition Plan (the “2004 LEAP”) and (v) 1,000,000 2008 Ordinary Shares under the WPP Group plc Annual Bonus Deferral Programme (the “ABDP”), and as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on December 9, 2008.

2

File No. 333-152662, filed with the Commission on July 31, 2008 by the 2008 Predecessor Registrant, pertaining to the registration of 10,000,000 2008 Ordinary Shares under the RSP and 10,000,000 2008 Ordinary Shares under the 2005 WWOP, and as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on March 5, 2009.

File No. 333-157729, filed with the Commission on March 5, 2009 by the 2012 Predecessor Registrant, pertaining to the registration of 10,000,000 2012 Ordinary Shares under the WPP 2008 Worldwide Ownership Plan (the “2008 WWOP”) and 2,000,000 2012 Ordinary Shares under the WPP 2008 Executive Stock Option Plan (the “2008 ExSOP”).

File No. 333-145041, filed with the Commission on August 1, 2007 by the 2008 Predecessor Registrant, pertaining to the registration of 2,197,588 2008 Ordinary Shares under the 24/7 Media, Inc. 1998 Stock Incentive Plan (the “24/7 1998 SIP”) and 2,626,650 2008 Ordinary Shares under the 24/7 Real Media, Inc. 2002 Stock Incentive Plan (the “24/7 2002 SIP”), and as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on March 5, 2009.

File No. 333-108149 filed with the Commission on August 22, 2003, pertaining to the registration of (i) 1,500,000 2005 Ordinary Shares under the J. Walter Thompson Company Profit Sharing and Matched Savings Plan, (ii) 325,000 2005 Ordinary Shares under the Hill and Knowlton, Inc. 401K Matched Savings Plan, (iii) 1,250,000 2005 Ordinary Shares under The M Plan (formerly known as the Myshare Retirement Plan) and (iv) 600,000 2005 Ordinary Shares under the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan (together with the plans described in (i), (ii) and (iii) above, the “401k Plans”), as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed by the 2008 Predecessor Registrant with the Commission on November 22, 2005, and as amended by Post-Effective Amendment No. 2 to such Registration Statement, filed by the 2012 Predecessor Registrant with the Commission on March 5, 2009.

The Original WWOP, the Original ExSOP, the RSP, the 2005 WWOP, the 2005 ExSOP, the 2004 LEAP, the ABDP, the 2008 WWOP, the 2008 ExSOP, the 24/7 1998 SIP, the 24/7 2002 SIP and the 401k Plans are referred to collectively herein as the “Plans.”

These Post-Effective Amendments are being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the 2012 Predecessor Registrant, the 2008 Predecessor Registrant and the 2005 Predecessor Registrant following the 2012 Reorganization.

In accordance with Rule 414(d) under the Securities Act, the Registrant, as the successor to the 2012 Predecessor Registrant, the 2008 Predecessor Registrant and the 2005 Predecessor Registrant, hereby expressly adopts the Registration Statements as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission, such documents are not required to be filed with the Commission as part of the Registration Statements. These documents and the documents incorporated by reference in the Registration Statements pursuant to Item 3 of Part II of the Registration Statements, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the Registration Statements (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans is available without charge by contacting:

Andrea Harris, Esq.

Group Chief Counsel

27 Farm Street

London W1J 5RJ

011-44-20-7318-0030

4

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant or the 2012 Predecessor Registrant are incorporated by reference in the Registration Statements:

(a) Annual Report on Form 20-F for the year ended December 31, 2011, and in the case of the 401k Plans, the Annual Reports on Form 11-K filed by each of the 401k Plans for the year ended December 31, 2011.

(b) Not applicable.

(c) Report on Form 6-K filed on January 2, 2013 which includes a description of the Registrant’s share capital and American Depositary Shares, representing the Registrant’s ordinary shares.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statements that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statements and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 146 of WPP plc’s Articles of Association provides:

“As far as the legislation allows, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in (a) or (b) above; and

(d)	provide any director referred to in (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.”

Article 77 of the Companies (Jersey) Law 1991 (as amended) provides:

“(1)	Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

(2)	Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against –

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal) –

(i)	in which judgment is given in the person’s favor or the person is acquitted,

(ii)	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or

(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b)	any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

(3)	Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

(4)	This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

WPP plc maintains an insurance policy for its directors and officers in respect of liabilities arising from any act, error or omission while acting in their capacities as directors or officers of WPP plc or any associated company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description

4.1

Memorandum and Articles of Association of WPP plc (incorporated herein by reference to Exhibit 1 of the Registrant’s Report on Form 6-K filed with the Commission on January 2, 2013

(File No. 000-16350)).

4.2	Deposit Agreement, dated as of January 2, 2013, among WPP plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 31, 2012 (File No. 333-185755)).

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 31, 2012 (File No. 333-185755)).

5.1	Opinion of Mourant Ozannes regarding the validity of the securities to be registered.*

23.1	Consent of Deloitte LLP.*

23.2	Consent of Bencivenga Ward & Company, C.P.A.’s, P.C.*

23.3	Consent of Mourant Ozannes (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).*

*	Filed herewith

ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statements.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 3, 2013.

WPP plc

/s/ Paul W.G. Richardson By: Paul W.G. Richardson Title: Group Finance Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated in respect of WPP plc. In addition, each of the undersigned hereby severally and individually constitutes and appoints Sir Martin Sorrell and Paul W. G. Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP plc to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Philip Lader Philip Lader	Chairman (non-executive) of the Board of Directors	January 3, 2013

/s/ Sir Martin Sorrell Sir Martin Sorrell	Chief Executive Officer (Principal Executive Officer and Director)	January 3, 2013

/s/ Paul W. G. Richardson Paul W. G. Richardson	Finance Director (Principal Financial Officer and Director) and Authorized Representative in the United States	January 3, 2013

/s/ David Barker David Barker	Finance Controller (Controller)	January 3, 2013

/s/ Mark J. Read Mark J. Read	Executive Director	January 3, 2013

/s/ Colin Day Colin Day	Non-Executive Director	January 3, 2013

/s/ Esther Dyson Esther Dyson	Non-Executive Director	January 3, 2013

/s/ Orit Gadeish Orit Gadeish	Non-Executive Director	January 3, 2013

/s/ Ruigang Li Ruigang Li	Non-Executive Director	January 3, 2013

/s/ Stanley W. Morten Stanley W. Morten	Non-Executive Director	January 3, 2013

__________________ Koichiro Naganuma	Non-Executive Director

/s/ John A. Quelch John A. Quelch	Non-Executive Director	January 3, 2013

/s/ Jeffrey A. Rosen Jeffrey A. Rosen	Non-Executive Director	January 3, 2013

/s/ Timothy Shriver Timothy Shriver	Non-Executive Director	January 3, 2013

/s/ Paul Spencer Paul Spencer	Non-Executive Director	January 3, 2013

/s/ Sol Trujillo Sol Trujillo	Non-Executive Director	January 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Mourant Ozannes regarding validity of securities being registered.

23.1	Consent of Deloitte LLP.

23.2	Consent of Bencivenga Ward & Company, C.P.A.’s, P.C.

23.3	Consent of Mourant Ozannes (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).